Exhibit 10.14

Tijuana, B.C. a 29 de Abril de 1 2005.	Tijuana, B.C., April 29, 2005.

SR. PABLO ANGEL QUINTANA Representante Legal Block Medical de México, S.A. de C.V. La Mesa Parque Industrial Edificio B-2/A, Inc. 2, 4 y 5	SR. PABLO ANGEL QUINTANA Legal Representative Block Medical de México, S.A. de C.V. La Mesa Parque Industrial Building B-2/A, Inc. 2, 4 & 5

SR. JAMES DAL PORTO Vice-Presidente I-Flow Corporation	SR. JAMES DAL PORTO Vice-President I-FIow Corporation

Estimados señores:	Dear Gentlemen:

Hacemos referencia (i) al contrato de arrendamiento de fecha 29 de Julio del 2003, celebrado entre Block Medical de México, S.A. de C.V., en su carácter de arrendatario (el “Arrendatario”), el Fideicomiso F-2181-1 y Baja del Mar, S.A. de C.V. en carácter de arrendador (conjuntamente el “Arrendador”) (el “Contrato de Arrendamiento”), por medio del cual el Arrendador otorgó al Arrendatario el uso y goce temporal del edificio B-2 Suite A Incubadoras 2, 4 y 5 (el “Inmueble”); y (ii) al contrato de garantia suscrito con fecha Agosto 15 del 2003, por parte de I-Flow Corporation (el “Fiador”) para beneficio del Arrendador, por medio del cual el Fiador convino en garantizar todas y cada una de las obligaciones del Arrendatario derivadas del Contrato de Arrendamiento (la “Fianza”).	Reference is made to (i) the lease agreement dated July 29th, 2003, entered into by Block Medical de México, S.A. de C.V. as tenant (the “Tenant”), Trust F-2181-1 and Baja del Mar, S.A. de C.V. (collectively the “Landlord”) (the “Lease Agreement”), by which Landlord granted to Tenant the use and enjoyment of building B-2 Suite A, Incubators 2, 4 and 5 (the “Property”), and (ii) the guaranty agreement subscribed by I-Flow Corporation (the “Guarantor”) for the benefit of the Landlord, by which the Guarantor agreed to guarantee each and all of the obligations of the Tenant pursuant to the Lease Agreement (the “Guaranty”).

Por este medio hacemos de su conocimiento que el Arrendador ha decidido transmitir la propiedad del Inmueble a la sociedad denominada Vesta Baja California, S. de R.L. de C.V. (“Vesta”), asi como ceder en favor de Vesta, todos y cada uno de los derechos y obligaciones del Arrendador que derivan del Contrato de Arrendamiento y de la Fianza.	By these means we hereby notify you that the Landlord has decided to sell the Property to the company named Vesta Baja California, S. de R.L. de C.V. (“Vesta”), as well as to assign in favor of Vesta each and all of the rights and obligations of the Landlord derived from the Lease Agreement and the Guaranty.

En virtud de lo anterior, solicitamos a ustedes que a través de su firma en la presente, confirmen su voluntad de renunciar al derecho del tanto que para el caso de venta del Inmueble les concede el articulo 2321 y demás relativos y aplicables del código civil del Estado de Baja California, asi como su consentimiento respecto de la cesión del Contrato de Arrendamiento y de la Fianza en favor de Vesta, quien asumirá los derechos y obligaciones que le corresponden al Arrendador conforme a los mismos.	Due to the foregoing, we hereby request you to, through your signature in this instrument, confirm your will to resign to the right of first refusal that in case of sale of the Property, is granted to you pursuant to article 2321 and all other related and applicable articles of the civil code for the state of Baja California, as well as to agree to the assignment of the Lease Agreement and the Guaranty in favor of Vesta, who shall assume all the rights and obligations of Landlord therefrom.

En caso de estar de acuerdo con lo solicitado en este instrumento, sirvanse firmar la presente de conformidad y remitir un original de la misma al suscrito.	Should the request herein meet with your approval, please sign this instrument as evidence of your conformity and send an original of the same to the undersigned.

Sin más por el momento, quedamos de ustedes.	Sincerely,

Atentamnente, Baja del Mar, S.A. de C.V.

/s/ Francisco Rubio Cárdenas Por: Lic, Francisco Rubio Cárdenas Cargo: Apoderado

Estando de acuerdo con todos y cada uno de los términos y condiciones de la presente, se firma a los 29 días del mes de Abril de 2005, como evidencia de nuestra voluntad de renunciar al derecho del tanto que para el caso de venta del Inmueble nos confiere el artículo 2321 y demás relativos y aplicables del codigo civil del estado de Baja California, y como evidencia de aceptación de la cesión del Contrato de Arrendamiento y de la Fianza en favor de Vesta.	Being in agreement with each and all of the terms and conditions herein, this instrument is signed this 29th day of April of 2005, as evidence of our will to waive to the right of first refusal that in case of sale of the Property is granted to us pursuant to article 2321 and other related and applicable articles of the civil code for the state of Baja California, as well as evidence of our acceptance of the assignment of the Lease Agreement and the Guaranty in favor of Vesta.

El Arrendatario Block Medical de México, S.A. de C.V.	El Fiador I-Flow Corporation

/s/ Sr. Pablo Angel Quintana Por: Sr. Pablo Angel Quintana Cargo: Representante Legal	/s/ Sr. James Dal Porto Sr. James Dal Porto Cargo: Vice-Presidente

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